CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
                           STONEFIELD JOSEPHSON, INC.


To the Board of Directors
Rokwader, Inc.
Calabasas, California

We consent to the use of our Independent Registered Public Accounting Firm's Report dated May 19, 2005, covering the financial statements of Rokwader, Inc. at and for the period ended March 31, 2005, in the registration statement on Form SB-2 to be filed with the Securities and Exchange Commission on or about July 28, 2005.

We also consent to the reference to us as experts in matters of accounting and auditing in the noted registration statement.

/s/ STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
July 28, 2005